POWER OF ATTORNEY

This statement confirms that I have authorized and designated

James L. Chosy, Sara E. Gross Methner, John W. Geelan, and

Jake J. Howell, and each of them, as my attorney-in-fact to

execute and file on my behalf all Forms 3 (Initial Statement of Beneficial Ownership of Securities), Forms 4 (Statement of

Changes in Beneficial Ownership of Securities) and Forms 5

(Annual Statement of Changes in Beneficial Ownership), including any and all amendments thereto, that I may be required to file with the Securities and Exchange Commission as a result of my ownership of or transactions in securities of Piper Jaffray

Companies.  This power of attorney shall continue in effect

until I am no longer required to file Forms 4 and 5 with

regard to my ownership of or transactions in securities of

Piper Jaffray Companies, unless I earlier revoke this power of attorney in a writing delivered to the above-named

attorneys-in-fact.  I acknowledge that the above-named

attorneys-in-fact are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:          08/04/06

Signature:      /s/ Jon W. Salveson

Printed Name:   Jon W. Salveson